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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                         Pursuant to Section 13 of the
                        Securities Exchange Act of 1934


              Date of Earliest Event Reported:  September 8, 1995


                          NEW ENGLAND ELECTRIC SYSTEM

              (exact name of registrant as specified in charter)






Massachusetts                 1-3446                  04-1663060
(state or other               (Commission             (I.R.S. Employer
jurisdiction of               File No.)               Identification No.)
organization)


              25 Research Drive, Westborough, Massachusetts 01582

                   (Address of principal executive offices)

                                (508) 389-2000
             (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------


      On September 8, 1995, The Narragansett Electric Company (Narragansett), a subsidiary of New England Electric System, and the Rhode Island Division of Public Utilities and Carriers, represented by the Rhode Island Attorney General, agreed on a settlement covering the revenue requirement portion of Narragansett's rate case. The settlement is not opposed by the other parties in the case. Under the settlement, Narragansett would be authorized to increase overall revenues by 3.6 percent, effective December 1, 1995. This rate increase would be the first since 1992. The allocation of the increase and rate design remain to be resolved.

      Under the settlement, revenues would increase by $17.8 million, rather than the $30.5 million requested in Narragansett's initial filing. This settlement does not affect Narragansett's recent agreement with Governor Almond under which shareholders will bear the costs associated with new discounts for manufacturers. The settlement is subject to approval by the Rhode Island Public Utilities Commission.
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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                  s/Alfred D. Houston
                              By _________________________
                                 Alfred D. Houston,
                                 Executive Vice President
                                 and Chief Financial Officer



September 11, 1995
























The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.